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                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-127022) pertaining to the 2002 Employee Stock Option Plan and the 2005 Stock Plan of Overhill Farms, Inc. of our report dated November 21, 2005, with respect to the financial statements and schedule of Overhill Farms Inc. included in the Annual Report (Form 10-K) for the year ended October 2, 2005.


                                                    /s/ Ernst & Young LLP


Los Angeles, California
December 1, 2005